UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2018 (September 17, 2018)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 401	6901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)    Retirement Announcement of Named Executive Officer

On September 17, 2018, Aircastle Limited (the “Company”) issued a press release announcing that Michael Kriedberg, the Company’s Chief Commercial Officer, intends to retire on January 1, 2020 (the “Retirement Date”). Mr. Kriedberg will remain in his position as the Company’s Chief Commercial Officer until the date that a new Chief Commercial Officer is appointed and commences employment with the Company (the “Transition Date”). For the period beginning on the Transition Date and ending on the Retirement Date, Mr. Kriedberg will serve as a part time senior adviser to the Company advising the Company’s Chief Executive Officer and/or new Chief Commercial Officer on matters as needed by the Company.

A copy of the press release announcing Mr. Kriedberg’s intent to retire is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(e)    Adoption of a Material Compensatory Arrangement

On September 17, 2018 (the “Effective Date”), the Company and Aircastle Advisor LLC entered into a retirement and transition agreement (the “Retirement and Transition Agreement”) with Mr. Kriedberg in connection with his intended retirement. The following description of the terms and conditions of the Retirement and Transition Agreement is qualified in its entirety by reference to the Retirement and Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference

Pursuant to the Retirement and Transition Agreement, for the period beginning on the Effective Date and ending on the later of the Transition Date and March 31, 2019, Mr. Kriedberg will continue to receive his current base salary and all other components of his usual and customary compensation and benefits, provided that (i) he will not receive any equity-based awards for 2018 or any year thereafter, (ii) he will not receive a long-term incentive award under the Company’s Long-Term Incentive Plan for 2019 or any year thereafter, (iii) his cash bonus target for 2018 will be increased from 100% to 125% of his base salary and paid on the regular payment date for 2018 annual bonuses, and (iv) his cash bonus target for 2019 will be increased from 100% to 125% of his base salary but will be pro-rated for period that he serves as the Company’s Chief Commercial Officer during 2019 (provided that if the Transition Date occurs prior to March 31, 2019, his cash bonus for 2019 will nonetheless be pro-rated though March 31, 2019) and paid on the regular payment date for 2019 annual bonuses.

For the period beginning on the later of March 31, 2019 and the Transition Date and ending on the Retirement Date, Mr. Kriedberg will receive a base salary at the annualized rate of $300,000 and will be entitled to participate in all Company-sponsored retirement and benefit plans and will continue to vest in all unvested equity-based awards as if he were a full-time employee of the Company, provided that Mr. Kriedberg’s Performance Share Unit Agreement dated as of February 9, 2018 (the “Performance Share Unit Agreement”) will be amended as of the Effective Date as follows: the target number of performance shares units granted thereunder will be reduced by one-third and the vesting date will be December 31, 2019, such that the Absolute Adjusted ROE Performance Goals (as described therein) will be measured over two periods, 2018 and 2019, and the TSR Performance Goals (as described therein) will be measured from January 1, 2018 through December 31, 2019.

Following his termination of employment on the Retirement Date, Mr. Kriedberg will be entitled to receive Company-paid COBRA benefits for twelve months. In addition, if Mr. Kriedberg’s employment is terminated at any time prior to the Retirement Date by the Company other than for Cause or by Mr. Kriedberg for Good Reason (each as defined in Mr. Kriedberg’s employment agreement), in lieu of the severance entitlements provided in his employment agreement, Mr. Kriedberg will be entitled to receive the compensation that he would have received under the Retirement and Transition Agreement had he remained employment through the Retirement Date, as described above, plus Company-paid COBRA benefits from the date of such termination of employment through December 31, 2020.

The post-employment restrictive covenants set forth in Mr. Kriedberg’s employment agreement will continue to apply from and after the Effective Date, provided that beginning on the date that is three months after his termination of employment, he will be permitted to serve as a board member to (i) any commercial jet aircraft leasing business (x) that is an investment vehicle with portfolios managed by third parties or (y) having an owned and/or managed portfolio of less than $1,500,000,000 and (ii) any vehicles which own commercial aircraft that are managed/serviced by others. In addition, for a period of twelve months after the termination of his employment, Mr. Kriedberg may not be employed in a senior commercial role in any business in the commercial jet aircraft leasing business or any other business which constitutes a material part of the Company’s business as of the Retirement Date.

The provisions of the Retirement and Transition Agreement and the payments and benefits provided thereunder are subject to Mr. Kriedberg’s execution and delivery of a release of claims in the form attached to his employment agreement and his continued compliance with the restrictive covenants applicable to him, as modified by the Retirement and Transition Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher Beers
Christopher Beers
Chief Legal Officer and Secretary

Date: September 19, 2018

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1    Form of Retirement and Transition Agreement

99.1    Press Release dated September 17, 2018

EXHIBIT INDEX

Exhibit Number     Exhibit

10.1     Form of Retirement and Transition Agreement

99.1	Press Release dated September 17, 2018